Exhibit 99.2

Iovance Biotherapeutics, Inc. Announces Pricing of Its Public Offering of $50 Million of Common Stock

SAN CARLOS, Calif., Sept. 20, 2017 (GLOBE NEWSWIRE) -- Iovance Biotherapeutics, Inc. (NASDAQ:IOVA), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced the pricing of an underwritten public offering of 7,692,308 shares of its common stock at a public offering price of $6.50 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Iovance, are expected to be $50 million.  In addition, Iovance has granted the underwriters a 30-day option to purchase up to 1,153,846 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about September 25, 2017, subject to customary closing conditions.

Iovance intends to use the net proceeds from this offering to fund its current and future clinical trials for its product candidates, including its ongoing Phase 2 clinical trials of LN-144, TIL for treatment of metastatic melanoma, and LN-145, TIL for the treatment of cervical and head and neck cancers, to fund activities related to commercial scale-up of the Company’s TIL product manufacturing operations; and for working capital and other general corporate purposes.

Jefferies LLC and Wells Fargo Securities, LLC are acting as joint book-running managers, Oppenheimer & Co. Inc. is acting as the lead manager, and H.C. Wainwright & Co., LLC and Chardan, LLC are acting as co-managers for the offering.

The shares of common stock described above were offered by Iovance pursuant to a shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the SEC). A preliminary prospectus supplement relating to the shares of common stock sold in this offering was filed with the SEC on September 19, 2017. A final prospectus supplement relating to the offering will be filed with the SEC.  Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, by email to Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388; or from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, by email to cmclientsupport@wellsfargo.com, or by phone at (800) 326-5897.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.
Iovance Biotherapeutics, Inc. (the Company) is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using tumor-infiltrating lymphocyte (TIL) technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck and recurrent and metastatic or persistent cervical cancer. For more information, please visit http://www.iovance.com.

Forward Looking Statements
Certain matters discussed in this press release are "forward-looking statements". We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company's statements regarding trends and potential future results and its expectations with respect to its proposed public offering are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the strength of the Company's product pipeline; the successful implementation of the Company's research and development programs and collaborations; the success of the Company's license or development agreements; the acceptance by the market of the Company's product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements.  A further list and description of the Company's risks, uncertainties and other factors can be found in the Company's most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Investor Relations Contact:
Sarah McCabe
Stern Investor Relations, Inc.
212-362-1200
sarah@sternir.com

Media Relations Contact:
Evan Smith/Kotaro Yoshida
FTI Consulting
212-850-5622/212-850-5690
evan.smith@fticonsulting.com
kotaro.yoshida@fticonsulting.com